Exhibit 99.1

News Release
Amkor Reports Fourth Quarter and Full Year 2009 Results
CHANDLER, Ariz. — February 10, 2010 — Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today reported its financial results for the quarter and year ended December 31, 2009.
Fourth quarter net sales of $668 million were up 8% sequentially from the third quarter of 2009 and up 22% from the fourth quarter of 2008. Gross margin improved to 26% for the fourth quarter, compared to 25% for the third quarter of 2009 and 18% for the fourth quarter of 2008. Fourth quarter net income was $88 million or $0.33 per diluted share, compared to $81 million or $0.31 per diluted share in the third quarter of 2009 and a net loss of $623 million, or $3.40 loss per share, in the fourth quarter of 2008. Net income for the third quarter of 2009 included income tax benefits of $34 million or $0.12 per diluted share, primarily from the release of a tax valuation allowance at a subsidiary in Korea. The net loss for the fourth quarter of 2008 included a $671 million goodwill impairment charge, or $3.67 per share.
Full year 2009 net sales were $2.2 billion, down 18% from $2.7 billion for 2008. Gross margin was 22% for 2009, compared to 21% for 2008. Net income for the full year 2009 was $156 million or $0.67 per diluted share compared to a net loss of $457 million for 2008 or $2.50 loss per share, which included the goodwill impairment charge noted above.
“Customer demand remained strong in the fourth quarter as we delivered our best quarterly results in 2009. Our net sales of $668 million were better than expected, representing an 8% improvement from the third quarter,” said Ken Joyce, Amkor’s president and chief executive officer. “Our disciplined spending and cost control efforts, together with strong operating leverage in the second half of the year, have driven solid profitability and free cash flow generation during the worst industry downturn in many years,” added Joyce.
“We began the year with an unprecedented drop in sales as the electronics industry significantly cut inventories in response to the global recession. The markets have rebounded more quickly than most people anticipated at the start of the year, and the current outlook is positive as we enter 2010. Looking ahead to the first quarter of 2010, we expect net sales to be down between 2% and 6% from a strong fourth quarter of 2009, with gross margin of 22% to 24%,” said Joyce.
“We are currently operating at or near capacity in many of our product lines,” noted Joyce. “In order to support improved customer demand, we expect to invest at higher levels in 2010 compared with 2009, with spending weighted more towards the first half of the year. Our overall capital intensity is expected to be around 14%.”

“Unit shipments of 2.4 billion during the fourth quarter were up 4% from the third quarter, principally driven by the strength of leadframe wirebond packaging services,” said Joanne Solomon, Amkor’s chief financial officer. “Revenue growth of 8% was more than the unit growth of 4% reflecting strong demand for flip chip and wire bond chip scale and ball grid array packaging services with higher average sales prices. We saw broad demand across our product lines during the fourth quarter, including our services for the communications and consumer end markets, with notable sequential growth in networking.”
“We generated $88 million in free cash flow in the full year 2009, our fourth consecutive year of positive free cash flow, despite paying $148 million to reduce our Korean severance obligations and to resolve a patent license dispute,” noted Solomon. “During the fourth quarter, we repurchased $23 million of our 7.125% senior notes due 2011 and $15 million of our 7.75% senior notes due 2013 and we ended the quarter with a cash balance of $395 million and total debt of $1.4 billion.”
“Capital additions for the fourth quarter of 2009 were $69 million and $198 million for the full year 2009 with full year capital intensity of 9%. We expect capital additions for the first quarter of 2010 to be approximately $100 to $125 million. Our planned capital additions are focused on expanding capacity in support of customer demand for a number of advanced packaging and test areas, including flip chip and wire bond chip scale packaging and wafer bumping,” said Solomon.
Selected operating data for the fourth quarter and full year of 2009 is included in a section before the financial tables.
Business Outlook
Based upon the latest available information, we have the following expectations for the first quarter of 2010:
•	Net sales down 2% to 6% from the fourth quarter of 2009

•	Gross margin between 22% and 24%

•	Net income — in the range of $0.17 to $0.22 per diluted share

Conference Call Information
Amkor will conduct a conference call on February 10, 2010 at 5:00 p.m. eastern time. This call is being webcast and can be accessed at Amkor’s web site at www.amkor.com. You may also access the call by dialing 877-941-2332. A replay of the call will be made available at Amkor’s web site or by dialing 800-406-7325 (access passcode # 4200074). The webcast is also being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, the following: statements regarding the expected dollar amount, focus and timing of our capital additions and the expected level of capital intensity; and the statements made regarding our current outlook as we enter 2010 and our expected net sales, gross margin and net income. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	inability to achieve high capacity utilization rates;

•	volatility of consumer demand for products incorporating our semiconductor packages;

•	dependence on key customers;

•	weakness in the forecasts of Amkor’s customers;

•	customer modification of and follow through with respect to forecasts provided to Amkor;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow to fund capital additions;

•	the effects of a recession in the U.S. and other economies worldwide;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competitive pricing and declines in average selling prices;

•	timing and volume of orders relative to production capacity;

•	fluctuations in manufacturing yields;

•	competition;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc.
Joanne Solomon, 480-821-5000 ext. 5416
Executive Vice President & CFO
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2009	Q3 2009	Q4 2008	2009	2008
Sales Data:
Packaging services (in millions):
Chip scale package	$224	$206	$151	$695	$697
Ball grid array	142	129	152	500	751
Leadframe	184	172	144	587	753
Other packaging	47	42	33	152	144

Packaging services	597	549	480	1,934	2,345
Test services	71	67	69	245	314

Total sales	$668	$616	$549	$2,179	$2,659

Packaging services:
Chip scale package	33%	33%	27%	32%	26%
Ball grid array	21%	21%	28%	23%	28%
Leadframe	28%	28%	26%	27%	29%
Other packaging	7%	7%	6%	7%	5%

Packaging services	89%	89%	87%	89%	88%
Test services	11%	11%	13%	11%	12%

Total sales	100%	100%	100%	100%	100%

Packaged units (in millions):
Chip scale package	519	481	380	1,652	1,661
Ball grid array	53	57	59	205	298
Leadframe	1,856	1,802	1,307	5,773	6,593
Other packaging	7	7	3	24	14

Total packaged units	2,435	2,347	1,749	7,654	8,566

Net sales from top ten customers	55%	54%	52%	53%	50%
Capacity utilization	84%	82%	61%

End Market Distribution Data (an approximation based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications	39%	40%	34%
Consumer	26%	28%	28%
Computing	13%	13%	16%
Networking	13%	12%	15%
Other	9%	7%	7%

Total	100%	100%	100%

AMKOR TECHNOLOGY, INC.
Selected Operating Data (continued)

	Q4 2009	Q3 2009	Q4 2008	2009	2008
	(in millions, except per share data)
Earnings per Share Data:
Net income (loss) attributable to Amkor — basic	$88	$81	$(623)	$156	$(457)
Adjustment for dilutive securities on net income (loss):
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—	2	—
Interest on 6.25% convertible notes due 2013, net of tax	2	2	—	7	—
Interest on 6.0% convertible notes due 2014, net of tax	4	4	—	12	—

Net income (loss) attributable to Amkor — diluted	$94	$87	$(623)	$177	$(457)

Weighted average shares outstanding — basic	183	183	183	183	183
Effect of dilutive securities:
Stock options	—	—	—	—	—
2.5% convertible notes due 2011	3	3	—	5	—
6.25% convertible notes due 2013	13	13	—	13	—
6.0% convertible notes due 2014	83	83	—	62	—

Weighted average shares outstanding — diluted	282	282	183	263	183

Net income (loss) attributable to Amkor per common share:
Basic	$0.48	$0.44	$(3.40)	$0.85	$(2.50)

Diluted	$0.33	$0.31	$(3.40)	$0.67	$(2.50)

Capital Investment Data:
Property, plant and equipment additions	$69	$78	$32	$198	$342
Net change in related accounts payable and deposits	(7)	(36)	37	(24)	44

Purchases of property, plant and equipment	$62	$42	$69	$174	$386

Depreciation and amortization	$75	$74	$80	$306	$310

Free Cash Flow Data:
Net cash provided by operating activities	$106	$123	$149	$262	$606
Less purchases of property, plant and equipment	(62)	(42)	(69)	(174)	(386)

Free cash flow*	$44	$81	$80	$88	$220

*	We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share data)
Net sales	$667,612	$548,712	$2,179,109	$2,658,602
Cost of sales	492,258	451,088	1,698,713	2,096,864

Gross profit	175,354	97,624	480,396	561,738

Operating expenses:
Selling, general and administrative	54,775	58,399	210,907	251,756
Research and development	10,907	13,192	44,453	56,227
Goodwill impairment	—	671,117	—	671,117
Gain on sale of real estate	(135)	—	(281)	(9,856)

Total operating expenses	65,547	742,708	255,079	969,244

Operating income (loss)	109,807	(645,084)	225,317	(407,506)

Other (income) expense:
Interest expense, net	22,593	26,114	100,029	109,980
Interest expense, related party	3,813	1,563	13,000	6,250
Foreign currency loss (gain)	1,178	(16,957)	3,339	(61,057)
Loss (gain) on debt retirement, net	570	(35,987)	(15,088)	(35,987)
Equity in earnings of unconsolidated affiliate	(2,373)	—	(2,373)	—
Other income, net	(36)	(49)	(113)	(1,004)

Total other expense (income), net	25,745	(25,316)	98,794	18,182

Income (loss) before income taxes	84,062	(619,768)	126,523	(425,688)
Income tax (benefit) expense	(3,820)	5,237	(29,760)	31,788

Net income (loss)	87,882	(625,005)	156,283	(457,476)
Net loss (income) attributable to noncontrolling interests	104	1,927	(303)	781

Net income (loss) attributable to Amkor	$87,986	$(623,078)	$155,980	$(456,695)

Net income (loss) attributable to Amkor per common share:
Basic	$0.48	$(3.40)	$0.85	$(2.50)

Diluted	$0.33	$(3.40)	$0.67	$(2.50)

Shares used in computing per common share amounts:
Basic	183,134	183,035	183,067	182,734
Diluted	282,495	183,035	263,379	182,734

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2009	2008
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$395,406	$424,316
Restricted cash	2,679	4,880
Accounts receivable:
Trade, net of allowances	328,252	259,630
Other	18,666	14,183
Inventories	155,185	134,045
Other current assets	32,737	23,862

Total current assets	932,925	860,916

Property, plant and equipment, net	1,364,630	1,473,763
Intangibles, net	9,975	11,546
Investments	19,108	—
Restricted cash	6,795	1,696
Other assets	99,476	36,072

Total assets	$2,432,909	$2,383,993

LIABILITIES AND EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt	$88,944	$54,609
Trade accounts payable	361,263	241,684
Accrued expenses	155,630	258,449

Total current liabilities	605,837	554,742

Long-term debt	1,095,241	1,338,751
Long-term debt, related party	250,000	100,000
Pension and severance obligations	83,067	116,789
Other non-current liabilities	9,063	30,548

Total liabilities	2,043,208	2,140,830

Equity:
Amkor stockholders’ equity:
Preferred stock	—	—
Common stock, $0.001 par value, 500,000 shares authorized, issued and outstanding of 183,171 in 2009 and 183,035 in 2008	183	183
Additional paid-in capital	1,500,246	1,496,976
Accumulated deficit	(1,122,241)	(1,278,221)
Accumulated other comprehensive income	5,021	18,201

Total Amkor stockholders’ equity	383,209	237,139
Noncontrolling interests in subsidiaries	6,492	6,024

Total equity	389,701	243,163

Total liabilities and equity	$2,432,909	$2,383,993

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Twelve Months Ended
	December 31,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$156,283	$(457,476)
Impairment of goodwill	—	671,117
Depreciation and amortization	305,510	309,920
Gain on debt retirement, net	(15,088)	(35,987)
Other operating activities and non-cash items	(17,595)	22,511
Changes in assets and liabilities	(167,385)	95,733

Net cash provided by operating activities	261,725	605,818

Cash flows from investing activities:
Purchases of property, plant and equipment	(173,496)	(386,239)
Proceeds from the sale of property, plant and equipment	3,116	15,480
Purchase of equipment leased to unconsolidated affiliate	(44,681)	—
Investment in unconsolidated affiliate	(16,736)	—
Proceeds from sale of securities	—	2,460
Other investing activities	(9,081)	(3,081)

Net cash used in investing activities	(240,878)	(371,380)

Cash flows from financing activities:
Borrowings under revolving credit facilities	41,410	619
Payments under revolving credit facilities	(10,171)	(633)
Proceeds from issuance of short-term debt	15,000	—
Proceeds from issuance of long-term debt	100,000	—
Proceeds from issuance of related party debt	150,000	—
Payments of long-term debt	(338,104)	(233,814)
Payments for debt issuance costs	(8,479)	—
Proceeds from issuance of stock through stock compensation plans	693	10,203

Net cash used in financing activities	(49,651)	(223,625)

Effect of exchange rate fluctuations on cash and cash equivalents	(106)	3,433

Net (decrease) increase in cash and cash equivalents	(28,910)	14,246
Cash and cash equivalents, beginning of period	424,316	410,070

Cash and cash equivalents, end of period	$395,406	$424,316